EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2006 relating to the financial statements of Bitstream, Inc., which appear in Bitstream Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

PRICEWATERHOUSECOOPERS LLP

Boston, MA

June 26, 2006